UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2010

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2010 American Electric Technologies, Inc. (the “Company”) appointed Frank Pierce as interim Chief Financial Officer. Mr. Pierce will become principal financial officer immediately following the filing of the Company’s regular quarterly report on Form 10-Q for the quarter ended June 30, 2010.

Mr. Pierce, 59, is a partner in the Houston office of SFC Professional Services LLC d/b/a Tatum, an executive services firm, where he has served since 2005. Prior to that time he has served in senior financial management positions with First Wave Marine, Gulfmark Offshore and Gulf Applied Technologies. He has served on the tax and audit staffs of Arthur Andersen. He is a certified public accountant and earned undergraduate and graduate degrees from the University of Houston.

The services of Mr. Pierce are being provided to the Company pursuant to an agreement with Tatum which has a term of a minimum of two months at a monthly rate of $29,680. The agreement is cancellable after that by either party with 30 days advance written notice and provides additional compensation to Tatum upon Mr. Pierce becoming a direct employee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: June 30, 2010	By:	/S/ CHARLES M. DAUBER
Charles M. Dauber
President and Chief Executive Officer